UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
April 11, 2007
MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code  (585) 647-6400
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
On April 11, 2007, the Registrant’s wholly-owned subsidiary, Monro Service Corporation (“MSC”), entered into a five (5) year Supply Agreement, effective as of February 1, 2007, with AP Exhaust Products, Inc. (“AP”). MSC purchases and supplies the products used at the retail locations operated by the Registrant. Under the Supply Agreement, AP will supply certain automotive exhaust-related products, including mufflers, tail pipes, exhaust pipes, catalytic converters, tubing and other related or ancillary exhaust items used by Registrant. During the term of the Supply Agreement, AP will accept the return of certain items of MSC’s existing inventory of exhaust-related products. MSC will be eligible to receive credits on future purchases from AP as part of this stock adjustment program.
The Company intends to file a copy of the Supply Agreement as an Exhibit to its annual report filed for the fiscal year-ended March 31, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

April 16, 2007	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President-Chief Financial Officer